Exhibit 99.1

United States Antimony Corporation

Announces Significant New Joint Venture

With Americas Gold and Silver Corporation

State-of-the-Art Hydromet Plant To Be Built in Idaho

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / February 10, 2026 / United States Antimony Corporation (“USAC,” “US Antimony,” or the “Company”), (NYSE American: UAMY) (NYSE Texas: UAMY), a leading producer and processor of antimony, zeolite, and other critical minerals, and the only fully integrated antimony company in the world outside of China and Russia, is pleased to announce a new Joint Venture (“JV”) together with Americas Gold and Silver Corporation (“Americas”) (NYSE American: USAS) to construct a new state-of-the-art hydromet processing facility on lands being contributed to the JV located immediately adjacent to Americas active silver, copper, and antimony mines.

The ownership of the JV is 51% Americas and 49% US Antimony, with US Antimony serving as the managing member. All major decisions will be decided by a newly formed committee of equal representation from both JV partners.

The primary goal of this new relationship is greater control over the processing necessary for the three primary critical minerals being mined by Americas (copper, silver and antimony) now and into the future. The common goal is to generate greater overall recoveries at a significantly lower cost to all parties, which in-turn improves profitability for the JV. This new project becomes the first-of-its-kind commercial-scale hydromet processing center located in North America, where UAMY has an exclusive license for this technology.

The property in Idaho where the new hydromet facility will be constructed, already has obtained all the necessary permits, with the exception of the construction permits. This accomplishment by Americas significantly improves our timeline by allowing for immediate construction plans which are now underway. The most significant permits obtained are as follows:

•	IDEQ Idaho Pollutant Discharge Elimination System (IPDES) which is essentially the Discharge permit;

•	IDEQ Stormwater to operate the tailings facility; and

•	IDWR Dam Safety Certificate to operate the tailings facility.

Commenting on today’s announcement, Mr. Gary C. Evans, Chairman and CEO of US Antimony stated, “It has become apparent after meeting with management at Americas that our two companies have very similar characteristics as well as similar aggressive growth initiatives underway in our various fields. Both of our respective management leadership teams are aligned with similar entrepreneurial desires to continue to be innovators in the critical mineral space. All minerals being mined by Americas are deemed ‘critical’. As we all know, our country is playing ‘catch-up’ today with our adversaries and we are combining today both of our financial and management resources to more quickly make advancements in the US based critical mineral space. With our new innovative, one-of-a-kind processing center, we believe we will be ‘fast tracking’ to further accomplish that mutual goal. While other companies in the space are talking about years to be in production and potential processing of ore, we continue our progress today. Since this project scope directly aligns with the interest and objectives of the various federal government agencies regarding its overall critical mineral objectives, we have already prepared the necessary paperwork for submittal to hopefully achieve government funding.”

The Chairman and CEO of Americas Gold and Silver Corporation, Mr. Paul A. Huet, commented, “Today’s Agreement with US Antimony to build an antimony processing facility at the Company’s Galena Complex is a major milestone in unlocking significant value for Americas shareholders. The JV will provide Americas the opportunity to leverage our position as the largest antimony producer in the United States to become as a significant player in the downstream antimony market and realize value being left on the table under our current offtake terms for by-product antimony contained in the silver concentrate produced form Americas Galena Complex.

Under the Agreement, once the JV Facility is operational, Americas will be paid for the antimony we mine at market terms. On top of that, Americas will also capture 51% of the profits from the processing side of the JV business. In other words, in the future, Americas and its shareholders will have exposure to the downstream profits from antimony production that is not currently being realized.

The idea of working together with the US Antimony team on a JV in Idaho’s Silver Valley came together very quickly after our respective teams met and it became apparent we had a similar style and sense of purpose in how we operate. There was immediate positive energy from the US Antimony team to collaborate with our team to harness the collective strengths of our respective businesses to build value together. We believe the JV is a win-win transaction for both Americas and US Antimony to create value for our respective shareholders. Americas is already the largest antimony producer in the United States, poised for significant growth. US Antimony is a proven and well-established player in the downstream antimony processing business with strong technical knowledge, significant antimony marketing networks and extensive contacts with the US government and industrial customers to provide this critical mineral in various finished products. Importantly, the JV will provide an entirely “made in the USA” solution from mine to finished product for Antimony.

The timing of today’s Agreement meshes very well with our expected ramp-up of antimony production coinciding with our move towards mining high-grade silver-copper-antimony tetrahedrite ore. In 2025 alone, we produced 561,000 pounds of antimony contained in concentrate from the Galena Complex and we’re just getting started. We are very excited to roll up our sleeves and work together with the US Antimony team to write the next chapter and do our part to strengthen the U.S. based critical mineral space.”

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. During 2024 and 2025, the Company began acquiring mining claims and leases located in Montana, Alaska and Ontario, Canada in an effort to expand its operations as well as its product offerings.

Learn more about United States Antimony Corporation at www.usantimony.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company’s ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Investor Relations Contact:	Media Relations Contact:
Jonathan Miller, VP, Investor Relations	Edge Consulting, Inc.
4438 W. Lovers Lane, Unit 100	Anthony D. Andora
Dallas, TX 75209	1560 Market Street, Ste. 701
E-Mail: Jmiller@usantimony.com	Denver, Colorado 80202
Phone: 406-606-4117	Email: Anthony@EdgeConsultingSolutions.com
Phone: 720-317-8927

About Americas Gold and Silver Corporation

Americas Gold & Silver is a rapidly growing North American mining company producing silver, copper, and antimony from high-grade operations in the U.S. & Mexico. In December 2024, Americas acquired 100% ownership of the Galena Complex (Idaho) in a transaction with Eric Sprott, former 40% Galena owner, in exchange becoming Americas' largest shareholder at ~14%. This unitized Galena as a cornerstone U.S. silver asset and the nation’s largest antimony mine. In December 2025, Americas acquired the fully permitted, past-producing Crescent Silver Mine (9 mi from Galena), creating significant potential future synergies through shared infrastructure & processing. Americas also owns & operates the Cosalá Ops. in Mexico. Americas is fully funded to aggressively grow production at the Galena Complex, Crescent and in Mexico with an aim to be a leading North American silver producer and a key source of U.S.-produced antimony.